                                                                    Exhibit 4.13

                                                                  EXECUTION COPY

                        COLLATERAL MAINTENANCE AGREEMENT

                                      AMONG

                          JETBLUE AIRWAYS CORPORATION,

                           MBIA INSURANCE CORPORATION,

                           AS INITIAL POLICY PROVIDER,

                            WILMINGTON TRUST COMPANY,

                                  AS MORTGAGEE,

                                       AND

       ADDITIONAL POLICY PROVIDER(S), IF ANY, WHICH MAY FROM TIME TO TIME
               HEREAFTER BECOME PARTIES HERETO AS HEREIN PROVIDED

                          DATED AS OF NOVEMBER 14, 2006

Collateral Maintenance Agreement

                                TABLE OF CONTENTS

                                                                            PAGE
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Appendix I - Form of Appraisal Compliance Report
Appendix II - Form of Non-Appraisal Compliance Report

Collateral Maintenance Agreement

                        COLLATERAL MAINTENANCE AGREEMENT

COLLATERAL MAINTENANCE AGREEMENT, dated as of November 14, 2006 (this
"Agreement"), among JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the
"Company"), MBIA INSURANCE CORPORATION, a New York domiciled stock insurance company (the "Initial Policy Provider"), WILMINGTON TRUST COMPANY, as Mortgagee
(the "Mortgagee") under the Trust Indenture and Mortgage, dated as of the date hereof, between the Company and the Mortgagee (the "Trust Indenture") and
Additional Policy Provider(s), if any, which may from time to time hereafter become parties hereto as herein provided.

                                    RECITALS

     WHEREAS, the Company, and the Mortgagee have entered into the Trust
Indenture providing for the issuance of $123,546,000.00 aggregate principal amount of Initial Equipment Notes, and the Initial Policy Provider has issued the Policy under which the Subordination Agent may make drawings to make certain payments with respect to the Class G-1 Certificates;

     WHEREAS, in order to secure the payment of the principal amount of and interest on the Equipment Notes and all other Secured Obligations under the
Trust Indenture, the Company has granted a security interest in the Collateral pursuant to the Trust Indenture; and

     WHEREAS, the Company, the Initial Policy Provider and the Mortgagee wish to set forth herein certain additional agreements with respect to the Collateral.

     NOW, THEREFORE, in consideration of the premises and other benefits to the
Company, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1 Definitions. Capitalized terms used above or hereinafter and not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Indenture.

     Section 1.2 Rules of Construction. The rules of construction for this
Agreement are set forth under "General Provisions" in Annex A to the Trust
Indenture.

                                   ARTICLE II

                        REPORTS REGARDING THE COLLATERAL

     Section 2.1 Annual Appraisal. So long as the Equipment Notes are outstanding, by the tenth Business Day of March in 2007 and by the tenth
Business Day of March of each year thereafter, the Company shall furnish each
Policy Provider, the Mortgagee and the Rating Agencies an Independent
Appraiser's Certificate signed by an Independent Appraiser, dated as of a date between the preceding February 23 and March 10 (inclusive). Each such
Independent

Collateral Maintenance Agreement

Appraiser's Certificate shall state, in the opinion of such Independent
Appraiser, based upon use of the Annual Methodology (except in the case of clause (d) for Pledged Spare Engines), the following:

          (a) the Fair Market Value of the Collateral (excluding any Cash
Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within 45 days (or, if an Independent Appraiser's Certificate signed by such Independent Appraiser has not previously been delivered to the
Policy Providers pursuant to this Agreement or in the Prospectus Supplement, 60 days) (the "Permitted Days") preceding the date of such Certificate (the "Annual
Valuation Date");

          (b) the Fair Market Value of the Rotables/Repairables and the
Expendables included in the Collateral as of the applicable Annual Valuation
Date (and shall separately state the quantity of such Rotables/Repairables and
Expendables); and

          (c) the Fair Market Value of the Serviceable Parts and the
Unserviceable Parts included in the Collateral as of the applicable Annual
Valuation Date; and

          (d) the Fair Market Value and Adjusted Fair Market Value of any
Pledged Spare Engines included in the Collateral as of the applicable Annual
Valuation Date.

     Each annual Independent Appraiser's Certificate shall be accompanied by an
Appraisal Compliance Report determined using data as of the applicable Annual
Valuation Date. The Appraisal Compliance Report shall set forth the calculation of the Collateral Ratio, the Subordinated Collateral Ratio, and the Rotable
Ratio based on the Fair Market Value of the Collateral and the
Rotables/Repairables set forth in such Independent Appraiser's Certificate, the calculation of the Fair Market Value and Adjusted Fair Market Value of any
Pledged Spare Engine, the Fair Market Value of Cash Collateral held by the
Collateral Agent, the principal amount of the Senior Equipment Notes outstanding and the principal amount of the Junior Equipment Notes outstanding, each as of the applicable Annual Valuation Date. Upon written request of any Policy
Provider given to the Company within 20 Business Days after delivery to such
Policy Provider of an annual Independent Appraiser's Certificate under this
Section 2.1, the Company shall furnish to such Policy Provider (with a copy to each other Policy Provider and the Mortgagee) a recent Parts Inventory Report and a report showing the percentage of the total cost of the Pledged Spare Parts located at each Company facility (determined, with respect to each model of
Spare Part or Appliance included in the Pledged Spare Parts, using the average cost of the Pledged Spare Parts of such model multiplied by the quantity of such model included in the Pledged Spare Parts) as of the same date as the date of such Parts Inventory Report.

     Section 2.2 Semiannual Appraisal. So long as the Equipment Notes are outstanding, by the tenth Business Day of September in 2007 and by the tenth
Business Day of September in each year thereafter, the Company shall furnish the
Policy Providers, the Mortgagee and the Rating Agencies an Independent
Appraiser's Certificate signed by an Independent Appraiser, dated as of a date between the preceding August 26 and September 10 (inclusive). Each such semiannual Independent Appraiser's Certificate shall state, in the opinion of such Independent Appraiser, based upon the use of the Semiannual Methodology
(except in the case of clause (d) for Pledged Spare Engines), the following:

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                                        2

          (a) the Fair Market Value of the Collateral (excluding any Cash
Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within the Permitted Days preceding the date of such Certificate
(the "Semiannual Valuation Date");

          (b) the Fair Market Value of the Rotables/Repairables and the
Expendables included in the Collateral as of the applicable Semiannual Valuation
Date (and shall separately state the quantity of such Rotables/Repairables and
Expendables);

          (c) the Fair Market Value of the Serviceable Parts and the
Unserviceable Parts included in the Collateral as of the applicable Semiannual
Valuation Date; and

          (d) the Fair Market Value and Adjusted Fair Market Value of any
Pledged Spare Engines included in the Collateral as of the applicable Semiannual
Valuation Date.

     Each semiannual Independent Appraiser's Certificate shall be accompanied by an Appraisal Compliance Report determined using data as of the applicable
Semiannual Valuation Date. The Appraisal Compliance Report provided with the semiannual Independent Appraiser's Certificate shall set forth the calculation of the Collateral Ratio, the Subordinated Collateral Ratio and the Rotable Ratio
based on the Fair Market Value of the Collateral and Rotables/Repairables set
forth in such Independent Appraiser's Certificate, the calculation of the Fair
Market Value and Adjusted Fair Market Value of any Pledged Spare Engine, the
Fair Market Value of Cash Collateral held by the Collateral Agent, the principal amount of the Senior Equipment Notes outstanding and the principal amount of the
Junior Equipment Notes outstanding, each as of the applicable Semiannual
Valuation Date.

     Section 2.3 Quarterly Reports. So long as the Equipment Notes are outstanding, within ten Business Days after each March and September, commencing with March 2007, the Company shall furnish the Policy Providers and the
Mortgagee a Nonappraisal Compliance Report determined as of such March or
September, as applicable, or any date during such ten Business Day period thereafter.

     Section 2.4 Special Reports. Any Policy Provider (or, if a Policy Provider
Default has occurred and is continuing with respect to such Policy Provider, the
Mortgagee at the direction of the Controlling Party) may (i) if the Company defaults in any of its obligations with respect to indebtedness of the Company in an outstanding principal amount greater than $100,000,000 which results in the acceleration of the Company's obligation to pay such indebtedness in full prior to its stated final maturity date, at any time prior to the payment of such indebtedness or the reversal of such acceleration, or (ii) if an Event of
Default occurs, at any time while such Event of Default is continuing, request by written notice to the Company that the Company furnish to such requesting
Policy Provider (with copies to the Mortgagee, each other Policy Provider and the Rating Agencies) a special Independent Appraiser's Certificate. Any such special Independent Appraiser's Certificate shall state, in the opinion of such
Independent Appraiser, based upon use of the Annual Methodology, the following:

          (a) the Fair Market Value of the Collateral (excluding any Cash
Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within the Permitted Days

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                                        3

preceding the date of such Certificate (the "Special Valuation Date" and, together with each Annual Valuation Date and Semiannual Valuation Date, the
"Valuation Dates");

          (b) the Fair Market Value of the Rotables/Repairables and the
Expendables included in the Collateral as of the applicable Special Valuation
Date (and shall separately state the quantity of such Rotables/Repairables and
Expendables);

          (c) the Fair Market Value of the Serviceable Parts and the
Unserviceable Parts included in the Collateral as of the applicable Special
Valuation Date; and

          (d) the Fair Market Value and Adjusted Fair Market Value of any
Pledged Spare Engines included in the Collateral as of the applicable Special
Valuation Date.

     The Company shall furnish to such requesting Policy Provider (with copies to the Mortgagee, each other Policy Provider and the Rating Agencies) any such requested special Independent Appraiser's Certificate reasonably promptly after receipt of such request. Notwithstanding the foregoing, the Company shall not be obligated (i) to furnish any Independent Appraiser's Certificate under this
Section 2.4 during the Section 1110 Period (excluding any extension of the 60 day period specified in Section 1110(a)(i) pursuant to Section 1110(b)) or (ii)
to deliver pursuant to this Article II an Independent Appraiser's Certificate more than twice in any six month period. Upon written request of a Policy
Provider given to the Company within 20 Business Days after delivery to such
Policy Provider of a special Independent Appraiser's Certificate under this
Section 2.4, the Company shall furnish to such Policy Provider (with copies to the Mortgagee, each other Policy Provider and the Rating Agencies) a recent
Parts Inventory Report and a report showing the percentage of the total cost of the Pledged Spare Parts located at each Company facility (determined as provided in the last sentence of Section 2.1) as of the same date as the date of such
Parts Inventory Report.

     Section 2.5 Information from the Mortgagee. The Fair Market Value of any
Investment Securities included in the Cash Collateral for purposes of this
Agreement shall be determined by the Mortgagee in accordance with customary financial market practices. The Mortgagee shall inform the Company of the principal amount of theSenior Equipment Notes outstanding, the principal amount of the Junior Equipment Notes outstanding and the Fair Market Value of any
Investment Securities included in the Collateral, in each case as of any
Valuation Date or for purposes of Section 3.1, promptly after the Company's request for such information.

     Section 2.6 Independent Appraiser. If any Policy Provider (or, if a Policy
Provider Default has occurred and is continuing with respect to such Policy
Provider, the Mortgagee at the direction of the Controlling Party) has a reasonable basis for concluding that the performance of the Independent
Appraiser that executed the most recent Independent Appraiser's Certificate delivered pursuant to Article II was not satisfactory, such Policy Provider (or, if a Policy Provider Default has occurred and is continuing with respect to such
Policy Provider, the Mortgagee at the direction of the Controlling Party) may designate another Independent Appraiser to perform the next required appraisal under this Article II by written notice ("New Appraiser Notice") given to the other Policy Providers within 30 days after such most recent Independent
Appraiser's Certificate. If the Policy Provider designating another Independent

Collateral Maintenance Agreement

                                        4

Appraiser is the Leading Policy Provider or if such designating Policy Provider is not the Leading Policy Provider, but the Leading Policy Provider agrees to another proposed designated Independent Appraiser, then the Policy Provider(s)
shall provide written notice to the Company thereof within 60 days after the date of such New Appraiser Notice. The Company shall use such other Independent
Appraiser designated by the Policy Providers (or the Mortgagee, as the case may
be) for the next appraisal.

                                   ARTICLE III

                             COLLATERAL REQUIREMENTS

     Section 3.1 Maintenance of Collateral Ratio and Rotable Ratio.

          (a) If the Collateral Ratio, as most recently determined pursuant to an Appraisal Compliance Report, is greater than the Maximum Collateral Ratio or the Subordinated Collateral Ratio, as most recently determined pursuant to an
Appraisal Compliance Report, is greater than the Maximum Subordinated Collateral
Ratio, the Company shall within 90 days after the date of the Appraisal
Compliance Report setting forth the calculation of such Collateral Ratio or
Subordinated Collateral Ratio:

               (i) subject additional Qualified Spare Parts (the "Additional
Parts") to the Lien of the Trust Indenture in accordance with Section 3.1(c);

               (ii) grant a security interest in any Pledged Spare Engine
Collateral to secure the Secured Obligations for the benefit of the Mortgagee
(which thereafter will be included as "Collateral"), provided that (a) the sum of the Adjusted Fair Market Value of such Pledged Spare Engine (based on a certificate of an independent appraiser) and the aggregate Adjusted Fair Market
Value of all other Pledged Spare Engines as of the most recent Valuation Date would not exceed ten percent (10%) of the sum of the Adjusted Fair Market Value of such Pledged Spare Engine to be added plus the aggregate Fair Market Value of all Collateral as of the most recent Valuation Date, (b) the Company shall have furnished one or more legal opinions of counsel satisfactory to the Policy
Providers to the effect that any Pledged Spare Engine is entitled to the benefits of Section 1110 and to a first priority perfected security interest for the benefit of the Mortgagee and that the security interest and international interest therein has been perfected at the FAA Aircraft Registry and at the
International Registry and is effective against third parties without any prior registered interests and (c) the Company shall have furnished a certificate of an independent appraiser stating its opinion that the Adjusted Fair Market Value of such Pledged Spare Engine(s) equals at least the value of the additional
Qualified Spare Parts that would have been necessary to meet such Collateral
Ratio and Subordinated Collateral Ratio, and (d) solely in the case of the initial Pledged Spare Engine pledged as additional Collateral, each Policy
Provider, acting reasonably, shall have agreed to such pledge and the Company shall have received a Ratings Confirmation, after giving effect to the pledge of such Pledged Spare Engine(s) as additional Collateral, with respect to the
Pass Through Certificates;

               (iii) grant a security interest to a Collateral Agent in other property to secure the Secured Obligations for the benefit of the Note Holders and the Indenture Indemnitees, provided that the Company shall have received, with respect to the use for purposes of this

Collateral Maintenance Agreement

                                        5

Section 3.1(a) of such additional collateral and the applicable Collateral
Agreement, (x) the written consent of each Policy Provider and (y) Ratings
Confirmation with respect to the Pass Through Certificates;

               (iv) provide additional cash and/or Investment Securities to the
Mortgagee under the Trust Indenture, provided that if the JetBlue Cash Balance as of the applicable Valuation Date was less than $250,000,000, then the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 3.1(a) and 3.1(b) with respect to such Valuation
Date, shall not exceed $10,000,000;

               (v) redeem some or all of the Equipment Notes pursuant to Section
2.11 of the Trust Indenture to the extent necessary to satisfy the applicable
Collateral Ratio requirement; or

               (vi) any combination of the foregoing;

such that, the Collateral Ratio and the Subordinated Collateral Ratio, as
recalculated giving effect to such action taken pursuant to this Section 3.1(a)
and, in the case of clauses (i), (iii) and (iv) of this Section 3.1(a), using the Fair Market Value or, in the case of clause (ii), the Adjusted Fair Market
Value of any such additional Collateral determined pursuant to Section 3.1(d)
(but otherwise using the information used to determine the Collateral Ratio and the Subordinated Collateral Ratio as most recently determined pursuant to
Article II), would not be greater than the Maximum Collateral Ratio or the
Maximum Subordinated Collateral Ratio, respectively.

          (b) If the Rotable Ratio, as most recently determined pursuant to an
Appraisal Compliance Report, is less than the Minimum Rotable Ratio, the Company shall within 90 days after the date of the Appraisal Compliance Report setting forth the calculation of such Rotable Ratio:

               (i) subject additional Rotables/Repairables (the "Additional
Rotables/Repairables") to the Lien of the Trust Indenture in accordance with
Section 3.1(c);

               (ii) grant a security interest in any Pledged Spare Engine
Collateral to secure the Secured Obligations for the benefit of the Mortgagee
(which thereafter will be included as "Collateral"), provided that (a) the sum of the Adjusted Fair Market Value of such Pledged Spare Engine (based on a certificate of an independent appraiser) and the aggregate Adjusted Fair Market
Value of all other Pledged Spare Engines as of the most recent Valuation Date would not exceed ten percent (10%) of the sum of the Adjusted Fair Market Value of such Pledged Spare Engine to be added plus the aggregate Fair Market Value of all Collateral as of the most recent Valuation Date, (b) the Company shall have furnished one or more legal opinions of counsel satisfactory to each Policy
Provider to the effect that any such Pledged Spare Engine is entitled to the benefits of Section 1110 and to a first priority perfected security interest for the benefit of the Mortgagee and that the security interest and international interest therein have been perfected at the FAA Aircraft Registry and at the
International Registry and is effective against third parties without any prior registered interests, (c) the Company shall have furnished a certificate of an independent appraiser stating its opinion that the Adjusted Fair Market Value of such Pledged Spare Engine(s) equal at least the value of the additional
Rotables/Repairables that

Collateral Maintenance Agreement

                                        6

would have been necessary to meet such Rotable Ratio, and (d) solely in the case of the initial Spare Engine pledged as additional Collateral, the Policy
Providers, acting reasonably, shall have agreed to such pledge and the Company shall have received a Rating's Confirmation, after giving effect to the pledge of such Pledged Spare Engine(s) as additional Collateral, with respect to the
Pass Through Certificates;

               (iii) provide additional cash and/or Investment Securities to the
Mortgagee under the Trust Indenture; provided that if the JetBlue Cash Balance as of the applicable Valuation Date was less than $250,000,000, then the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 3.1(a) and 3.1(b) with respect to such Valuation
Date, shall not exceed $10,000,000;

               (iv) redeem some or all of the Senior Equipment Notes pursuant to
Section 2.11 of the Trust Indenture; or

               (v) any combination of the foregoing;

such that, the Rotable Ratio, as recalculated giving effect to such action taken pursuant to this Section 3.1(b) and, in the case of clauses (i) and (iii) of this Section 3.1(b), using the Fair Market Value or, in the case of clause (ii), the Adjusted Fair Market Value of any such additional Collateral determined pursuant to Section 3.1(d) (but otherwise using the information used to determine the Rotable Ratio as most recently determined pursuant to Article II), would not be less than the Minimum Rotable Ratio.

          (c) In order to comply with Section 3.1(a)(i) or Section 3.1(b)(i), the Company shall (i) add one or more locations as Designated Locations pursuant to Section 4.04(b) of the Trust Indenture, in which case the Qualified Spare
Parts or Rotables/Repairables, as the case may be, at such new Designated
Locations, to the extent not included in the Pledged Spare Parts on the preceding Valuation Date, shall be deemed Additional Parts or Additional
Rotables/Repairables, as the case may be; and/or (ii) add to a Designated
Location Qualified Spare Parts or Rotables/Repairables, as the case may be, that were not included as Pledged Spare Parts on the preceding Valuation Date, which shall be deemed Additional Parts or Additional Rotables/Repairables, as the case may be.

          (d) In connection with the provision of additional Collateral pursuant to clause (i), (ii) or (iii) of Section 3.1(a) or clause (i) or (ii) of Section
3.1(b), the Company shall furnish each Policy Provider (with copies to the
Mortgagee and the Rating Agencies) an Independent Appraiser's Certificate signed by an Independent Appraiser, dated as of a date after the most recent Valuation
Date, stating, in the opinion of such Independent Appraiser, the Fair Market
Value or, in the case of clause (ii) of Section 3.1(b), the Adjusted Fair Market
Value of such additional Collateral (other than Cash Collateral), as of a date not earlier than 60 days prior to the date of such Independent Appraiser's
Certificate (but not earlier than the most recent Valuation Date) and using, in the case of Additional Parts or Additional Rotables/Repairables, the Annual
Methodology.

          (e) If the Company shall have provided Cash Collateral pursuant to
Section 3.1(a)(iv) or Section 3.1(b)(iii) (the "Temporary Cash Collateral"), it
shall within 90 days after

Collateral Maintenance Agreement

                                        7

providing such Temporary Cash Collateral (i) in the case of Section 3.1(a)(iv), take additional action pursuant to Section 3.1(a) (excluding the right to provide Cash Collateral) to cause the Collateral Ratio and Subordinated
Collateral Ratio, calculated to exclude such Temporary Cash Collateral, not to be greater than the Maximum Collateral Ratio and the Maximum Subordinated
Collateral Ratio, respectively, and (ii) in the case of Section 3.1(b)(iii), take additional action pursuant to Section 3.1(b) (excluding the right to provide Cash Collateral) to cause the Rotable Ratio, calculated to exclude such
Temporary Cash Collateral, not to be less than the Minimum Rotable Ratio.

     Section 3.2 Certain Limitations Regarding the Collateral. During any
period commencing on the Closing Date or the date of an Independent Appraiser's
Certificate delivered pursuant to Article II through the date preceding the date of the next Independent Appraiser's Certificate delivered pursuant to Article II
(each, an "Applicable Period"), the Company agrees that, as of any date during an Applicable Period, the aggregate Appraised Value of all Pledged Spare Parts
(x) previously during such Applicable Period sold, transferred or disposed of
(excluding any such transaction pursuant to Section 4.04(a)(ii) of the Trust
Indenture and Pledged Spare Parts deemed sold pursuant to the proviso in Section
4.04(c) of the Trust Indenture as to which the Company has reacquired title)
(collectively, "Sales") shall not exceed 3% of the Appraised Value of the
Collateral, (y) then subject to leases to Permitted Lessees or loans to other
Persons (together, "Loans") shall not exceed 3% of the Appraised Value of the
Collateral or (z) previously during such Applicable Period moved from a
Designated Location to a location not a Designated Location (excluding those permitted under Sections 4.04(a)(i) of the Trust Indenture and clauses (i) and
(ii) of Section 4.04(c) of the Trust Indenture) ("Moves") shall not exceed 3% of the Appraised Value of the Collateral.

     Section 3.3 Fleet Reduction. If at any time after the Closing Date so long as any Class G Equipment Notes are outstanding the total number of Aircraft of any Aircraft Model (as defined below) in the Company's in-service fleet during any period of 60 consecutive days ending on a date occurring during any of the periods specified in the table below is less than the Specified Minimum (as defined below) for such period (other than due to restrictions on operating such
Aircraft imposed by the FAA or any other instrumentality or agency of the United
States), then, (i) within 30 days after the officers of the Company gain knowledge of such occurrence, the Company shall notify the Policy Providers and
Mortgagee of such occurrence, and (ii) within 90 days after such occurrence the
Company shall redeem the Senior Equipment Notes pursuant to Section 2.12 of the
Trust Indenture in an aggregate principal amount not less than the principal amount of the Senior Equipment Notes outstanding as of a date specified by the
Company within 60 days prior to the redemption date multiplied by a fraction, the numerator of which shall be the Appraised Value of the Pledged Spare Parts and any Pledged Spare Engine that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in only Aircraft of such
Aircraft Model or, in the case of Pledged Spare Parts, on Engines utilized only on such Aircraft, and the denominator of which shall be the Appraised Value of the Collateral. If at any time after the Closing Date so long as any Junior
Equipment Notes are outstanding the total number of Aircraft of any Aircraft
Model (as defined below) in the Company's in-service fleet during any period of
60 consecutive days ending on a date occurring during any of the periods specified in the table below is less than the Specified Minimum (as defined below) for such Aircraft Model (other than due to restrictions on operating such
Aircraft imposed by the FAA or any other instrumentality or agency of the United
States), then (i) within

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30 days after the officers of the Company gain knowledge of such occurrence, the
Company shall notify the Policy Providers and Mortgagee of such occurrence, and
(ii) within 90 days after such occurrence the Company shall redeem the Junior
Equipment Notes pursuant to Section 2.12 of the Trust Indenture in an aggregate principal amount not less than the principal amount of the Junior Equipment
Notes outstanding as of a date specified by the Company within 60 days prior to the redemption date multiplied by a fraction, the numerator of which shall be the Appraised Value of the Pledged Spare Parts and any Pledged Spare Engine that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in only Aircraft of such Aircraft Model or, in the case of Pledged Spare Parts, on Engines utilized only on such Aircraft, and the denominator of which shall be the Appraised Value of the Collateral.

     For purposes of this Section "Aircraft Model" shall mean each of the models or groups of models of Aircraft set forth below the and "Specified Minimum" for any Aircraft Model shall mean the number of Aircraft set forth opposite such
Aircraft Model below:

                                           Specified Minimum
                          ---------------------------------------------------
                            From Nov.14,
                          2006 to Dec. 31,   From Jan. 1, 2009   On or after
Aircraft Model                  2008         to Dec. 31, 2010    Jan. 1, 2011
-----------------------   ----------------   -----------------   ------------
1. Airbus A320 Aircraft          50                  55                60
2. Embraer 190 Aircraft          10                  20                30

References above to the Airbus A320 Aircraft shall include the Airbus A319 and
Airbus A321 Aircraft, and references above to the Embraer 190 Aircraft shall include the Embraer 195 Aircraft.

Specified Minimums for any Additional Qualified Aircraft Types added pursuant to
Section 11.01 of the Trust Indenture shall be set forth in the notice from the
Company to Mortgagee issued in connection with the addition of such Additional
Qualified Aircraft Type pursuant to Section 11.01 of the Trust Indenture.

     Section 3.4 Inspection.

          (a) At all reasonable times, upon at least fifteen (15) days' prior written notice to the Company and all other Policy Providers, the Leading Policy
Provider (or, if a Policy Provider Default has occurred and is continuing with respect to such Policy Provider, the Mortgagee at the direction of the
Controlling Party) and its authorized representatives (the "Inspecting Parties")
may (not more than once every 12 months between all Policy Providers unless an
Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited) inspect the Pledged Spare Parts (including without limitation, the Spare Parts Documents) and any Pledged Spare Engine
Collateral (including, without limitation, Spare

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                                        9

Engine Documents). Any Policy Provider receiving written notice of an inspection from another Policy Provider shall have the right to participate in such inspection and hereby acknowledges that such inspection shall count towards the one (1) inspection per year limit hereunder, regardless if the Policy Provider receiving the notice elects to participate.

          (b) Any inspection of the Pledged Spare Parts or Pledged Spare Engine
Collateral hereunder shall be limited to a visual inspection during normal business hours and shall not include the disassembling or opening of any components of any Pledged Spare Part or Pledged Spare Engine without consent of the Company, and no such inspection shall interfere with the Company's or any
Permitted Lessee's maintenance and use of the Pledged Spare Parts or Pledged
Spare Engine.

          (c) With respect to such rights of inspection, no Policy Provider (or the Mortgagee, as the case may be) shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

          (d) Upon a Policy Provider's request, the Company shall provide such
Policy Provider with the location of any Pledged Spare Engine and the location and indentifying description (including registration and/or serial number if applicable) of any Aircraft on which any Pledged Spare Engine may be installed.

          (e) Each Inspecting Party shall bear its own expenses in connection with any such inspection, provided that the Company shall reimburse the
Inspecting Party for its reasonable out-of-pocket expenses in connection with any such inspection during the continuance of an Event of Default, except during the Section 1110 Period.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 Benefits of Agreement Restricted. Subject to the provisions of
Section 4.6 hereof, nothing in this Agreement or the other Operative Agreements, express or implied, shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or under any covenant, condition or provision herein contained, all such covenants, conditions and provisions, subject to Section 4.6 hereof, being for the sole benefit of the parties hereto, provided, that the following provisions of this Agreement are for the benefit of the Mortgagee acting on behalf of the Note Holders of all Series of Class B Equipment Notes
(collectively, the "Subordinated Security Provisions"): (i) determining the
Maximum Subordinated Collateral Ratio; (ii) the requirement that the Maximum
Subordinated Collateral Ratio be complied with; (iii) the second sentence of
Section 3.3; and (iv) clause (y) of the proviso to Section 4.4 (it being understood that the other provisions of this Agreement not expressly included within clauses (i), (ii), (iii) and (iv) of this proviso, including without limitation defined terms, are not Subordinated Security Provisions). Upon payment in full of the Class G Equipment Notes and the Policy Provider
Obligations, if any Class B Equipment Notes are then outstanding, Section 3.4, as then in effect, shall at such time become a Subordinated Security Provision, except that each reference therein to the Policy Provider shall be deemed changed to the Mortgagee.

Collateral Maintenance Agreement

                                       10

     Section 4.2 Appraiser's Certificate. Unless otherwise specifically provided and subject to Section 12.14 of the Trust Indenture, an Independent Appraiser's
Certificate shall be sufficient evidence of the Appraised Value and Fair Market
Value, or, in the case of any Pledged Engine Collateral, the Adjusted Fair
Market Value, of any property under this Agreement.

     Section 4.3 Notices; Waiver. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this
Agreement to be made upon, given or furnished to, or filed with:

          (a) the Company shall be sufficient for every purpose hereunder if in writing and sent by personal delivery, by telecopier, by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Company at:

               JetBlue Airways Corporation
               118-29 Queens Boulevard
               Forest Hills, New York 11375
               Attention: Treasuer
               Telecopier No.: 718-709-3639

          (b) a Policy Provider shall be sufficient for every purpose hereunder if in writing and sent by personal delivery, by telecopier, by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to such Policy Provider as specified for notices to it under its applicable Policy Provider Agreement.

          (c) the Mortgagee shall be sufficient for every purpose hereunder if in writing and sent by personal delivery, by telecopier, by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid to the Mortgagee at:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890-0001
               Attention: Corporate Trust Administration
               Telephone No.: (302) 636-6000
               Telecopier No.: (302) 651-8882

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. Any such delivery shall be deemed made on the date of receipt by the addressee of such delivery or of refusal by such addressee to accept delivery.

     Section 4.4 Amendments, Etc. This Agreement may be amended or supplemented, and compliance with any obligation in this Agreement may be waived, by written instrument executed by the Company, the Mortgagee and each Policy Provider, provided, that (x) the

Collateral Maintenance Agreement

                                       11

Subordinated Security Provisions may not be amended, supplemented or waived by the Company, the Mortgagee and each Policy Provider but may be amended, supplemented or waived by the Company and the Mortgagee, with the consent of the
Required Subordinated Holders and without the consent of any Policy Provider or the holders of the Class G Equipment Notes and (y) if Section 3.2 is amended or supplemented, or compliance therewith waived, any transaction entered into subsequent thereto that would not be in compliance with the provisions of such sentence as in effect on the Closing Date shall not be permitted if the
Subordinated Collateral Ratio, as recalculated giving effect to such transaction but otherwise using the information used to determine the Subordinated
Collateral Ratio as most recently determined pursuant to Article II, would be greater than the Maximum Subordinated Collateral Ratio.

     Section 4.5 No Waiver. No failure on the part of any Policy Provider (or the Mortgagee, to the extent applicable) to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Failure by any Policy Provider (or the Mortgagee, to the extent applicable) at any time or times hereafter to require strict performance by the Company with any of the provisions, warranties, terms or conditions contained herein shall not waive, affect or diminish any right of such Policy Provider (or the Mortgagee, as the case may
be) at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of such Policy Provider (or the Mortgagee, as the case may
be) or any agent, officer or employee of such Policy Provider (or the Mortgagee, as the case may be).

     Section 4.6 Successors and Assigns. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Policy
Providers and the Mortgagee hereunder, inure to the benefit of the Policy
Providers, the Mortgagee and their respective successors and assigns. The interest of the Company under this Agreement is not assignable and any attempt to assign all or any portion of this Agreement by the Company shall be null and void except for an assignment in connection with a merger, consolidation or conveyance, transfer or lease of all or substantially all the Company's assets permitted under the Trust Indenture. Upon the occurrence and continuance of a
Policy Provider Default with respect to any Policy Provider, all rights and obligations of such Policy Provider under this Agreement shall automatically, without any notice, demand or other action, be assigned to and assumed by the
Mortgagee, and the Mortgagee shall take or refrain from taking action under this
Agreement at the direction of the Controlling Party.

     Section 4.7 Governing Law. THIS AGREEMENT IS BEING DELIVERED IN THE STATE
OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 4.8 Effect of Headings. The Article and Section headings and the
Table of Contents contained in this Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

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                                       12

     Section 4.9 Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 4.10 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this
Agreement in any jurisdiction, to the fullest extent permitted by law.

                            [SIGNATURE PAGE FOLLOWS]

Collateral Maintenance Agreement

                                       13

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered all as of the date first above written.

                                        JETBLUE AIRWAYS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MBIA INSURANCE CORPORATION, as Initial
                                        Policy Provider

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY, as Mortagee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Collateral Maintenance Agreement

                                       14

                                                               Appendix I to the
                                                Collateral Maintenance Agreement

[Addressed to Policy Providers,
Mortgagee and the Rating Agencies]

                APPRAISAL COMPLIANCE REPORT UNDER THE COLLATERAL
                              MAINTENANCE AGREEMENT

Ladies and Gentlemen:

     We refer to the Collateral Maintenance Agreement, dated as of November 14,
2006 (the "Agreement"), among JetBlue Airways Corporation (the "Company"), MBIA
Insurance Corporation, Wilmington Trust Company, as Mortgagee, and Additional
Policy Provider(s), if any. Terms defined in the Agreement and used herein have such respective defined meanings. The Company hereby certifies that:

     1. This Compliance Report is accompanied by an Independent Appraiser's
Certificate (the "Relevant Appraisal") dated [___________]. The Valuation Date for purposes of the Relevant Appraisal was [___________] (the "Relevant
Valuation Date").

     2. The following sets forth the calculation of the Collateral Ratio as of the Relevant Valuation Date:

          The aggregate principal amount of all Senior Equipment
          Notes outstanding as of the Relevant Valuation Date      $[_________]

          The Fair Market Value of the Cash Collateral as of the
          Relevant Valuation Date                                  $[_________]

          The Fair Market Value of the Collateral (excluding Cash
          Collateral but including the Adjusted Fair Market Value
          of all Pledged Spare Engines) as of the Relevant
          Valuation Date, as set forth in the accompanying
          Independent Appraiser's Certificate                      $[_________]

          The Collateral Ratio
          ((a - b) / c)                                             [_________]%

     3. The following sets forth the calculation of the Subordinated Collateral
Ratio as of the Relevant Valuation Date:

Collateral Maintenance Agreement

          The aggregate principal amount of all Senior Equipment
          Notes and Junior Equipment Notes outstanding as of the
          Relevant Valuation Date                                  $[_________]

          The Fair Market Value of the Cash Collateral as of the
          Relevant Valuation Date                                  $[_________]

          The Fair Market Value of the Collateral (excluding Cash
          Collateral but including the Adjusted Fair Market Value
          of all Pledged Spare Engines) as of the Relevant
          Valuation Date, as set forth in the accompanying
          Independent Appraiser's Certificate                      $[_________]

          The Subordinated Collateral Ratio ((a - b) / c)           [_________]%

     4. The following sets forth the calculation of the Rotable Ratio as of the
Relevant Valuation Date:

          The Fair Market Value of the Rotables/Repairables as of
          the Relevant Valuation Date, as set forth in the
          accompanying Independent Appraiser's Certificate         $[_________]

          The aggregate principal amount of all Senior Equipment
          Notes outstanding as of the Relevant Valuation Date      $[_________]

          The Fair Market Value of the Cash Collateral as of the
          Relevant Valuation Date                                  $[_________]

          The Rotable Ratio (a / b - c)                             [_________]%

     5. The JetBlue Cash Balance as of the Relevant Valuation Date was
$[___________].

Dated: [__________]

                                        Very truly yours,

                                        JETBLUE AIRWAYS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Collateral Maintenance Agreement

                                        2

                                                              Appendix II to the
                                                Collateral Maintenance Agreement

[Addressed to Policy Providers,
Mortgagee and the Rating Agencies]

               NONAPPRAISAL COMPLIANCE REPORT UNDER THE COLLATERAL
                              MAINTENANCE AGREEMENT

Ladies and Gentlemen:

     We refer to the Collateral Maintenance Agreement, dated as of November 14,
2006 (the Agreement"), among JetBlue Airways Corporation (the "Company"), MBIA
Insurance Corporation, Wilmington Trust Company, as Mortgagee and Additional
Policy Provider(s), if any. Terms defined in the Agreement and used herein have such respective defined meanings. The Company hereby certifies that:

     1. The most recent Independent Appraiser's Certificate furnished by the
Company (the "Relevant Appraisal") pursuant to Article II of the Agreement was dated [______________] (the "Relevant Date"). The Valuation Date for purposes of the Relevant Appraisal was [___________] (the "Relevant Valuation Date").

     2. The aggregate Appraised Value of all Collateral determined as of the
Relevant Valuation Date pursuant to the Agreement [, as subsequently supplemented pursuant to Section 3.1 of the Agreement,] is $[________].

     3. During the period (the "Relevant Period") beginning on the [Closing
Date] [Relevant Date] and ending on [_______] (the "Determination Date"):

          i)   Sales did not exceed 3% of the Appraised Value of the Collateral,
               and

          ii)  Moves did not exceed 3% of the Appraised Value of the Collateral.

     4. Loans outstanding on the Determination Date did not exceed 3% of the
Appraised Value of the Collateral.

     5. Attached hereto as Exhibit 1 is a report that correctly sets forth as of the Determination Date the percentage of the average cost of all Pledged Spare
Parts consisting of Rotables/Repairables, Expendables and all Pledged Spare
Parts located at each Company facility.

     6. Attached hereto as Exhibit 2 is a report that correctly sets forth the following information as of the Determination Date with respect to each Pledged
Spare Part model among the 500 Pledged Spare Part models with the highest aggregate Appraised Value:

          i)   Manufacturer's part number;

          ii)  the Company's part tracking number;

Collateral Maintenance Agreement

          iii) part description;

          iv)  related aircraft model(s);

          v)   classification as Rotable or Expendable;

          vi)  quantity on hand; and

          vii) the Company's average cost.

[In the event that there is a Spare Engine:

     7. Attached hereto as Exhibit 3, for each Pledged Spare Engine, are the engine disc sheets outlining the maintenance status of such Pledged Spare Engine as of a date within one month of this Non-Appraisal Compliance Report.]

                                        Very truly yours,

                                        JETBLUE AIRWAYS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Collateral Maintenance Agreement

                                        2